                                                                    Exhibit 99.1
                         FORM 4 JOINT FILER INFORMATION

Name:                     Belvedere Capital Partners LLC

Address:                  One Maritime Plaza, Suite 825, San Francisco, CA 94111

Designated Filer:         California Community Financial Institutions Fund
                           Limited Partnership

Date of Event
Requiring Statement:      02/07/2006

Issuer Name and Ticker
or Trading Symbol:        Placer Sierra Bancshares [PLSB]

Signature                 Belvedere Capital Partners LLC
                          By: J. Thomas Byrom, Manager

                          By: /s/ J. Thomas Byrom
                              ----------------------------------------
                              Authorized Signatory

Name:                     J. Thomas Byrom

Address:                  One Maritime Plaza, Suite 825, San Francisco, CA 94111

Designated Filer:         California Community Financial Institutions Fund
                           Limited Partnership

Date of Event
Requiring Statement:      02/07/2006

Issuer Name and
Ticker or Trading Symbol: Placer Sierra Bancshares [PLSB]

Signature                 J. Thomas Byrom

                          By: /s/ J. Thomas Byrom
                              ----------------------------------------
                              Authorized Signatory